For Release: May 9, 2013
Media Contact: Ben Kiser, 402.458.3024
Investor Contact: Phil Morgan, 402.458.3038

Nelnet, Inc. supplemental financial information for the first quarter 2013
(All dollars are in thousands, except per share amounts, unless otherwise noted)

The following information should be read in connection with Nelnet, Inc.'s (the “Company's”) press release for first quarter 2013 earnings, dated May 9, 2013, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

This earnings supplement contains forward-looking statements, including statements about the Company's plans and expectations for future financial condition, results of operations, or economic performance, or that address management's plans and objectives for future operations, and statements that assume or are dependent upon future events. The words “may,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “estimate,” “assume,” “forecast,” “will,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. These statements are subject to known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by such statements. These factors include among others, the risks and uncertainties set forth in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2012 (the "2012 Annual Report"), in particular such risks and uncertainties as:

•
student loan portfolio risks such as interest rate basis and repricing risk resulting from the fact that the interest rate characteristics of the student loan assets do not match the interest rate characteristics of the funding for those assets, the risk of loss of floor income on certain student loans originated under the Federal Family Education Loan Program (the "FFEL Program" or "FFELP"), risks related to the use of derivatives to manage exposure to interest rate fluctuations, and risks from changes in levels of student loan prepayment or default rates (including recent increases in default rates associated with adverse general economic conditions);

•
financing and liquidity risks, including risks of changes in the general interest rate environment and in the securitization and other financing markets for student loans, which may increase the costs or limit the availability of financings necessary to purchase, refinance, or continue to hold student loans;

•
risks from changes in the educational credit and services markets resulting from changes in applicable laws, regulations, and government programs, such as the expected decline over time in FFELP loan interest income and fee-based revenues due to the discontinuation of new FFELP loan originations in 2010 and potential government initiatives to consolidate existing FFELP loans to the Federal Direct Loan Program, and the Company's ability to maintain or increase volumes under its loan servicing contract with the Department and to comply with agreements with third-party customers for the servicing of FFELP and Federal Direct Loan Program loans;

•	risks related to a breach of or failure in the Company's operational or information systems or infrastructure, or those of third-party vendors; and

•	uncertainties inherent in forecasting future cash flows from student loan assets and related asset-backed securitizations.

All forward-looking statements contained in this report are qualified by these cautionary statements and are made only as of the date of this document. Although the Company may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Consolidated Statements of Income

	Three months ended
	March 31, 2013	December 31, 2012	March 31, 2012
	(unaudited)	(unaudited)	(unaudited)
Interest income:
Loan interest	$155,539	154,663	153,058
Investment interest	1,617	1,326	1,095
Total interest income	157,156	155,989	154,153
Interest expense:
Interest on bonds and notes payable	58,358	65,391	69,297
Net interest income	98,798	90,598	84,856
Less provision for loan losses	5,000	3,500	6,000
Net interest income after provision for loan losses	93,798	87,098	78,856
Other income (expense):
Loan and guaranty servicing revenue	55,601	54,584	49,488
Tuition payment processing and campus commerce revenue	23,411	17,735	21,913
Enrollment services revenue	28,957	25,890	31,664
Other income	9,416	7,023	10,954
Gain on sale of loans and debt repurchases	1,407	3,009	—
Derivative market value and foreign currency adjustments, net	9,256	13,769	(15,407)
Derivative settlements, net	(8,184)	(7,112)	227
Total other income	119,864	114,898	98,839
Operating expenses:
Salaries and benefits	47,905	48,633	49,095
Cost to provide enrollment services	19,642	16,172	21,678
Depreciation and amortization	4,377	8,861	8,136
Impairment expense	—	2,767	—
Other	34,941	32,811	32,263
Total operating expenses	106,865	109,244	111,172
Income before income taxes	106,797	92,752	66,523
Income tax expense	38,447	36,099	23,230
Net income	68,350	56,653	43,293
Net income attributable to noncontrolling interest	271	19	152
Net income attributable to Nelnet, Inc.	$68,079	56,634	43,141
Earnings per common share:
Net income attributable to Nelnet, Inc. shareholders - basic and diluted	$1.46	1.20	0.91
Weighted average common shares outstanding - basic and diluted	46,658,031	47,277,427	47,298,195

Condensed Consolidated Balance Sheets

	As of	As of	As of
	March 31, 2013	December 31, 2012	March 31, 2012
	(unaudited)		(unaudited)
Assets:
Student loans receivable, net	$24,885,316	24,830,621	23,836,832
Cash, cash equivalents, and investments	209,564	149,343	131,252
Restricted cash and investments	862,212	911,978	744,595
Goodwill	117,118	117,118	117,118
Intangible assets, net	8,556	9,393	23,682
Other assets	562,458	589,442	592,833
Total assets	$26,645,224	26,607,895	25,446,312
Liabilities:
Bonds and notes payable	$25,125,177	25,098,835	24,060,609
Other liabilities	293,643	343,847	277,830
Total liabilities	25,418,820	25,442,682	24,338,439
Equity:
Total Nelnet, Inc. shareholders' equity	1,226,123	1,165,208	1,107,716
Noncontrolling interest	281	5	157
Total equity	1,226,404	1,165,213	1,107,873
Total liabilities and equity	$26,645,224	26,607,895	25,446,312

Overview

The Company is an education services company focused primarily on providing fee-based processing services and quality education-related products and services in four core areas: asset management and finance, loan servicing, payment processing, and enrollment services. These products and services help students and families plan, prepare, and pay for their education and make the administrative and financial processes more efficient for schools and financial organizations. In addition, the Company earns interest income on a portfolio of federally insured student loans.

A summary of the Company's GAAP net income reconciled to GAAP net income, excluding derivative market and foreign currency adjustments, is provided below.

	Three months ended
	March 31, 2013	December 31, 2012	March 31, 2012
GAAP net income	$68,079	56,634	43,141
Derivative market value and foreign currency adjustments, net of tax	(5,738)	(8,537)	9,552
Net income, excluding derivative market value and foreign currency adjustments (a)	$62,341	48,097	52,693

Earnings per share:
GAAP net income	$1.46	1.20	0.91
Derivative market value and foreign currency adjustments, net of tax	(0.12)	(0.18)	0.20
Net income, excluding derivative market value and foreign currency adjustments (a)	$1.34	1.02	1.11

(a) The Company provides non-GAAP information that reflects specific items management believes to be important in the evaluation of its financial position and performance. "Derivative market value and foreign currency adjustments" include (i) the unrealized gains and losses that are caused by changes in fair values of derivatives which do not qualify for "hedge treatment" under GAAP; and (ii) the foreign currency transaction gains or losses caused by the re-measurement of the Company's Euro-denominated bonds to U.S. dollars. The Company believes these point-in-time estimates of asset and liability values related to these financial instruments that are subject to interest and currency rate fluctuations affect the period-to-period comparability of the results of operations.

The increase in earnings for the first quarter of 2013 compared to the first quarter of 2012 was due to an increase in net interest income earned from the Company's student loan portfolio, an increase in revenue from the Company's fee-based operating segments, and a decrease in operating expenses.

The Company earns fee-based revenue through the following reportable operating segments:

•	Student Loan and Guaranty Servicing ("LGS") - referred to as Nelnet Diversified Solutions ("NDS")

•	Tuition Payment Processing and Campus Commerce ("TPP&CC") - referred to as Nelnet Business Solutions ("NBS")

•	Enrollment Services - commonly called Nelnet Enrollment Solutions ("NES")

As shown in the following table, revenue and net income earned from the Company's reportable fee-based operating segments was $122.9 million and $17.5 million, respectively, for the first quarter of 2013 compared to $120.0 million and $10.6 million, respectively, for the same period a year ago.

In addition, the Company earns net interest income on its FFELP student loan portfolio in its Asset Generation and Management ("AGM") operating segment. This segment is expected to generate a stable net interest margin and significant amounts of cash as the FFELP portfolio amortizes. As of March 31, 2013, the Company had a $24.9 billion student loan portfolio that will amortize over the next approximately 20 years. The Company actively seeks to acquire additional FFELP loan portfolios to leverage its servicing scale and expertise to generate incremental earnings and cash flow.

The information below provides the operating results for each reportable operating segment for the three months ended March 31, 2013 and 2012 (dollars in millions).

(a)	Revenue includes intersegment revenue of $15.0 million and $17.0 million for the three months ended March 31, 2013 and 2012, respectively, earned by LGS as a result of servicing loans for AGM.

(b)
Total revenue includes "net interest income after provision for loan losses" and "total other income" from the Company's segment statements of income, excluding the impact from changes in fair values of derivatives and foreign currency transaction adjustments, which was income of $5.3 million for the three months ended March 31, 2013 and an expense of $21.6 million for the three months ended March 31, 2012. Net income excludes changes in fair values of derivatives and foreign currency transaction adjustments, net of tax, which was income of $3.3 million for the three months ended March 31, 2013 and an expense of $13.4 million for the three months ended March 31, 2012.

(c)	Computed as income before income taxes divided by total revenue.

Student Loan and Guaranty Servicing

•
Excluding intersegment revenue, revenue increased 12 percent, or $6.1 million, to $55.6 million for the first quarter of 2013, up from $49.5 million for the same period in 2012. The increase in revenue is the result of growth in servicing volume under the Company's contract with the Department and an increase in collection revenue from getting defaulted FFELP loan assets current on behalf of guaranty agencies. These increases were partially offset by decreases in traditional FFELP and guaranty servicing revenue.

•
As of March 31, 2013, the Company was servicing $84.6 billion of loans for 4.3 million borrowers on behalf of the Department, compared with $51.8 billion of loans for 3.1 million borrowers as of March 31, 2012. Revenue from this contract increased to $20.3 million for the first quarter of 2013, up from $14.8 million for the same period in 2012.

•
The Company achieved the first place ranking in the most recent annual survey results related to the servicing contract with the Department. The Company is being allocated 30 percent of new loan volume for the fourth year of this contract (the period from August 15, 2012 through August 14, 2013). The servicing contract with the Department spans five years (through June 2014), with a five-year renewal at the option of the Department. Although the Company currently anticipates that the Department will exercise its option to renew the servicing contract for five years at the end of the current term in 2014, there can be no assurance of such renewal.

•
Before tax operating margin increased to 26.9% in the first quarter of 2013 compared to 17.2% in the first quarter of 2012. The Company made investments and incurred certain costs in 2012 to improve performance metrics under the government servicing contract and to implement and comply with the Department's special direct consolidation loan initiative. In addition, intangible assets for this segment were fully amortized in 2012. Excluding the amortization of intangible assets, before tax operating margin was 20.5% for the first quarter of 2012.

Tuition Payment Processing and Campus Commerce

•
Revenue increased 7 percent, or $1.5 million, to $23.4 million for the first quarter of 2013, up from $21.9 million for the same period in 2012. The increase in revenue is the result of an increase in the number of managed tuition payment plans and campus commerce customers.

•
Before tax operating margin increased to 37.9% for the first quarter of 2013 compared to 31.5% in for the first quarter of 2012. The increase in margin was the result of efficiencies gained in the operations of the business and a decrease in amortization expense related to intangible assets. These decreases in expenses in 2013 compared to 2012 were partially offset by an increase in salaries and benefits due to adding personnel to support the increase in the number of tuition payment plans and campus commerce customers.

•
This segment is subject to seasonal fluctuations. Based on the timing of when revenue is recognized and when expenses are incurred, revenue and operating margin are higher in the first quarter as compared to the remainder of the year.

Enrollment Services

•
Revenue decreased 9 percent, or $2.7 million, to $29.0 million for the first quarter of 2013, down from $31.7 million for the same period in 2012. The decrease in revenue is due to a decrease in inquiry generation and management revenue as a result of the regulatory uncertainty regarding recruiting and marketing to potential students in the for-profit college industry, which has caused schools to decrease spending on marketing efforts.

•
The Company is focused on increasing revenue and gross margin in this segment by increasing quality inquiries and volume and expanding products and services. In addition, the Company is focused on modifying operating expenses to increase margin. Excluding the costs to provide enrollment services (costs directly related to revenue) and the amortization of intangible assets (which were fully amortized in 2012), operating expenses for the first quarter of 2013 decreased $1.1 million, or 11 percent, compared to the same period in 2012.

•
During the first quarter of 2013, the Company contributed its student list and marketing operations (Student Marketing Group) to a third-party and received a minority interest in a new student list and marketing partnership.

Asset Generation and Management

•	The Company acquired $743.8 million of FFELP student loans during the first quarter of 2013.

•
Core student loan spread increased to 1.50% for the first quarter of 2013, compared to 1.44% for the three months ended December 31, 2012. This increase was due to the tightening between the interest rate paid by the Company on its liabilities funding student loan assets and the rate earned by the Company on such student loan assets.

•
Due to historically low interest rates, the Company continues to earn significant fixed rate floor income. During the first quarter of 2013, the Company earned $35.7 million of fixed rate floor income (net of $8.3 million of derivative settlements used to hedge such loans), compared to $38.1 million (net of $3.1 million of derivative settlements) for the same period in 2012.

Liquidity and Capital Resources

•	As of March 31, 2013, the Company had cash and investments of $209.6 million.

•	For the first quarter of 2013, the Company generated $85.0 million in net cash provided by operating activities.

•	Forecasted future cash flows from the Company's FFELP student loan portfolio financed in asset-backed securities transactions are estimated to be approximately $2.11 billion as of March 31, 2013.

•	During the first quarter 2013, the Company repurchased:

◦	213,535 shares of Class A common stock for $6.7 million (at an average price of $31.40 per share)

◦	$13.0 million (notional amount) of asset-backed debt securities for a gain totaling $1.4 million

•	During the first quarter 2013, the Company paid a cash dividend of $0.10 per share.

•
The Company intends to use its strong liquidity position to capitalize on market opportunities, including FFELP student loan acquisitions; strategic acquisitions and investments in its core business areas of loan financing, loan servicing, payment processing, and enrollment services; and capital management initiatives, including stock repurchases, debt repurchases, and dividend distributions.

Operating Segments

The Company earns fee-based revenue through its Student Loan and Guaranty Servicing, Tuition Payment Processing and Campus Commerce, and Enrollment Services operating segments. In addition, the Company earns net interest income on its student loan portfolio in its Asset Generation and Management operating segment. The Company’s operating segments are defined by the products and services they offer and the types of customers they serve, and they reflect the manner in which financial information is currently evaluated by management. See note 1 of the notes to the consolidated financial statements included in the 2012 Annual Report for a description of each operating segment, including the primary products and services offered.

The management reporting process measures the performance of the Company’s operating segments based on the management structure of the Company, as well as the methodology used by management to evaluate performance and allocate resources. Executive management (the "chief operating decision maker") evaluates the performance of the Company’s operating segments based on their financial results prepared in conformity with U.S. generally accepted accounting principles.

The accounting policies of the Company’s operating segments are the same as those described in note 2 of the notes to the consolidated financial statements included in the 2012 Annual Report. Intersegment revenues are charged by the segment that provides a product or service to another segment.  Intersegment revenues and expenses are included within each segment consistent with the income statement presentation provided to management.  Changes in management structure or allocation methodologies and procedures may result in changes in reported segment financial information. Income taxes are allocated based on 38% of income (loss) before taxes for each individual operating segment. The difference between the consolidated income tax expense and the sum of taxes calculated for each operating segment is included in income taxes in Corporate Activity and Overhead.

Corporate Activity and Overhead

Corporate Activity and Overhead includes the following items:

•	The operating results of Whitetail Rock Capital Management, LLC ("WRCM"), the Company's SEC-registered investment advisory subsidiary

•	Income earned on certain investment activities

•	Interest expense incurred on unsecured debt transactions

•	Other product and service offerings that are not considered operating segments

Corporate Activities and Overhead also includes certain corporate activities and overhead functions related to executive management, human resources, accounting, legal, occupancy, and marketing. These costs are allocated to each operating segment based on estimated use of such activities and services.

Segment Results of Operations

The following tables include the results of each of the Company's operating segments reconciled to the consolidated financial statements.

	Three months ended March 31, 2013
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$10	—	—	10	155,654	2,311	(819)	157,156
Interest expense	—	—	—	—	57,482	1,695	(819)	58,358
Net interest income	10	—	—	10	98,172	616	—	98,798
Less provision for loan losses	—	—	—	—	5,000	—	—	5,000
Net interest income after provision for loan losses	10	—	—	10	93,172	616	—	93,798
Other income (expense):
Loan and guaranty servicing revenue	55,601	—	—	55,601	—	—	—	55,601
Intersegment servicing revenue	14,953	—	—	14,953	—	—	(14,953)	—
Tuition payment processing and campus commerce revenue	—	23,411	—	23,411	—	—	—	23,411
Enrollment services revenue	—	—	28,957	28,957	—	—	—	28,957
Other income	—	—	—	—	4,196	5,220	—	9,416
Gain on sale of loans and debt repurchases	—	—	—	—	1,407	—	—	1,407
Derivative market value and foreign currency adjustments, net	—	—	—	—	5,275	3,981	—	9,256
Derivative settlements, net	—	—	—	—	(7,539)	(645)	—	(8,184)
Total other income (expense)	70,554	23,411	28,957	122,922	3,339	8,556	(14,953)	119,864
Operating expenses:
Salaries and benefits	28,444	9,359	5,767	43,570	562	3,773	—	47,905
Cost to provide enrollment services	—	—	19,642	19,642	—	—	—	19,642
Depreciation and amortization	2,789	1,138	61	3,988	—	389	—	4,377
Other	18,390	2,287	1,651	22,328	7,513	5,100	—	34,941
Intersegment expenses, net	935	1,425	1,149	3,509	15,142	(3,698)	(14,953)	—
Total operating expenses	50,558	14,209	28,270	93,037	23,217	5,564	(14,953)	106,865
Income before income taxes and corporate overhead allocation	20,006	9,202	687	29,895	73,294	3,608	—	106,797
Corporate overhead allocation	(997)	(332)	(332)	(1,661)	(712)	2,373	—	—
Income before income taxes	19,009	8,870	355	28,234	72,582	5,981	—	106,797
Income tax expense	(7,223)	(3,371)	(135)	(10,729)	(27,581)	(137)	—	(38,447)
Net income	11,786	5,499	220	17,505	45,001	5,844	—	68,350
Net income attributable to noncontrolling interest	—	—	—	—	—	271	—	271
Net income attributable to Nelnet, Inc.	$11,786	5,499	220	17,505	45,001	5,573	—	68,079

	Three months ended December 31, 2012
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$9	—	—	9	154,781	2,079	(880)	155,989
Interest expense	—	—	—	—	64,113	2,158	(880)	65,391
Net interest income (loss)	9	—	—	9	90,668	(79)	—	90,598
Less provision for loan losses	—	—	—	—	3,500	—	—	3,500
Net interest income (loss) after provision for loan losses	9	—	—	9	87,168	(79)	—	87,098
Other income (expense):
Loan and guaranty servicing revenue	54,584	—	—	54,584	—	—	—	54,584
Intersegment servicing revenue	16,166	—	—	16,166	—	—	(16,166)	—
Tuition payment processing and campus commerce revenue	—	17,735	—	17,735	—	—	—	17,735
Enrollment services revenue	—	—	25,890	25,890	—	—	—	25,890
Other income	—	—	—	—	3,804	3,219	—	7,023
Gain on sale of loans and debt repurchases	—	—	—	—	2,684	325	—	3,009
Derivative market value and foreign currency adjustments	—	—	—	—	10,542	3,227	—	13,769
Derivative settlements, net	—	—	—	—	(6,361)	(751)	—	(7,112)
Total other income (expense)	70,750	17,735	25,890	114,375	10,669	6,020	(16,166)	114,898
Operating expenses:
Salaries and benefits	29,463	8,543	5,229	43,235	529	4,869	—	48,633
Cost to provide enrollment services	—	—	16,172	16,172	—	—	—	16,172
Depreciation and amortization	4,786	2,066	1,624	8,476	—	385	—	8,861
Impairment expense	—	—	2,767	2,767	—	—	—	2,767
Other	17,525	2,882	2,166	22,573	6,232	4,006	—	32,811
Intersegment expenses, net	1,448	1,341	944	3,733	16,373	(3,940)	(16,166)	—
Total operating expenses	53,222	14,832	28,902	96,956	23,134	5,320	(16,166)	109,244
Income (loss) before income taxes and corporate overhead allocation	17,537	2,903	(3,012)	17,428	74,703	621	—	92,752
Corporate overhead allocation	(1,789)	(596)	(596)	(2,981)	(1,605)	4,586	—	—
Income (loss) before income taxes	15,748	2,307	(3,608)	14,447	73,098	5,207	—	92,752
Income tax (expense) benefit	(5,984)	(877)	1,370	(5,491)	(27,777)	(2,831)	—	(36,099)
Net income (loss)	9,764	1,430	(2,238)	8,956	45,321	2,376	—	56,653
Net income attributable to noncontrolling interest	—	—	—	—	—	19	—	19
Net income (loss) attributable to Nelnet, Inc.	$9,764	1,430	(2,238)	8,956	45,321	2,357	—	56,634

	Three months ended March 31, 2012
	Fee-Based
	Student Loan and Guaranty Servicing	Tuition Payment Processing and Campus Commerce	Enrollment Services	Total Fee- Based	Asset Generation and Management	Corporate Activity and Overhead	Eliminations	Total
Total interest income	$20	4	—	24	153,512	1,588	(971)	154,153
Interest expense	—	—	—	—	68,829	1,439	(971)	69,297
Net interest income	20	4	—	24	84,683	149	—	84,856
Less provision for loan losses	—	—	—	—	6,000	—	—	6,000
Net interest income after provision for loan losses	20	4	—	24	78,683	149	—	78,856
Other income (expense):
Loan and guaranty servicing revenue	49,488	—	—	49,488	—	—	—	49,488
Intersegment servicing revenue	16,954	—	—	16,954	—	—	(16,954)	—
Tuition payment processing and campus commerce revenue	—	21,913	—	21,913	—	—	—	21,913
Enrollment services revenue	—	—	31,664	31,664	—	—	—	31,664
Other income	—	—	—	—	5,000	5,954	—	10,954
Gain on sale of loans and debt repurchases	—	—	—	—	—	—	—	—
Derivative market value and foreign currency adjustments, net	—	—	—	—	(21,604)	6,197	—	(15,407)
Derivative settlements, net	—	—	—	—	227	—	—	227
Total other income (expense)	66,442	21,913	31,664	120,019	(16,377)	12,151	(16,954)	98,839
Operating expenses:
Salaries and benefits	29,042	8,618	6,279	43,939	719	4,437	—	49,095
Cost to provide enrollment services	—	—	21,678	21,678	—	—	—	21,678
Depreciation and amortization	4,413	1,740	1,617	7,770	—	366	—	8,136
Other	18,666	2,816	1,956	23,438	3,632	5,193	—	32,263
Intersegment expenses, net	1,385	1,333	848	3,566	17,143	(3,755)	(16,954)	—
Total operating expenses	53,506	14,507	32,378	100,391	21,494	6,241	(16,954)	111,172
Income (loss) before income taxes and corporate overhead allocation	12,956	7,410	(714)	19,652	40,812	6,059	—	66,523
Corporate overhead allocation	(1,503)	(501)	(501)	(2,505)	(1,392)	3,897	—	—
Income (loss) before income taxes	11,453	6,909	(1,215)	17,147	39,420	9,956	—	66,523
Income tax (expense) benefit	(4,352)	(2,625)	462	(6,515)	(14,979)	(1,736)	—	(23,230)
Net income (loss)	7,101	4,284	(753)	10,632	24,441	8,220	—	43,293
Net income attributable to noncontrolling interest	—	—	—	—	—	152	—	152
Net income (loss) attributable to Nelnet, Inc.	$7,101	4,284	(753)	10,632	24,441	8,068	—	43,141

Net Interest Income After Provision for Loan Losses (Net of Settlements on Derivatives)

The following table summarizes the components of “net interest income after provision for loan losses,” net of “derivative settlements, net” included in the attached consolidated statements of income.

	Three months ended
	March 31, 2013	December 31, 2012	March 31, 2012
Variable student loan interest margin, net of settlements on derivatives	$55,621	49,537	47,335
Fixed rate floor income, net of settlements on derivatives	35,716	35,533	38,092
Investment interest	1,617	1,326	1,095
Non-portfolio related derivative settlements	(645)	(752)	—
Corporate debt interest expense	(1,695)	(2,158)	(1,439)
Provision for loan losses	(5,000)	(3,500)	(6,000)
Net interest income after provision for loan losses (net of settlements on derivatives)	$85,614	79,986	79,083

Student Loan Servicing Volumes (dollars in millions)

Company owned	$23,139	$23,727	$22,650	$22,277	$21,926	$21,504	$21,237	$20,820
% of total	61.6%	38.6%	29.8%	27.1%	25.6%	23.2%	21.8%	18.5%
Number of servicing borrowers:
Government servicing:	441,913	2,804,502	3,036,534	3,096,026	3,137,583	3,588,412	3,892,929	4,261,637
FFELP servicing:	2,311,558	1,912,748	1,799,484	1,779,245	1,724,087	1,659,020	1,626,146	1,586,312
Private servicing:	152,200	155,947	164,554	163,135	161,763	175,070	173,331	170,224
Total:	2,905,671	4,873,197	5,000,572	5,038,406	5,023,433	5,422,502	5,692,406	6,018,173

Number of remote hosted borrowers	684,996	545,456	9,566,296	8,645,463	7,909,300	7,505,693	6,912,204	5,001,695

Other Income

The following table summarizes the components of "other income" included in the attached consolidated statements of income.

	Three months ended
	March 31, 2013	December 31, 2012	March 31, 2012
Borrower late fee income	$3,505	3,211	3,703
Investment advisory fees	2,158	553	3,155
Investments - realized and unrealized gains/(losses), net	957	994	1,186
Other	2,796	2,265	2,910
Other income	$9,416	7,023	10,954

Derivative Market Value and Foreign Currency Adjustments

The following table summarizes the components of “derivative market value and foreign currency adjustments” included in the attached consolidated statements of income.

	Three months ended
	March 31, 2013	December 31, 2012	March 31, 2012
Change in fair value of derivatives - income (expense)	$(19,507)	39,516	16,835
Foreign currency transaction adjustment - income (expense)	28,763	(25,747)	(32,242)
Derivative market value and foreign currency adjustments - income (expense)	$9,256	13,769	(15,407)

Derivative Settlements

The following table summarizes the components of "derivative settlements, net" included in the attached consolidated statements of income.

	Three months ended
	March 31, 2013	December 31, 2012	March 31, 2012
Settlements:
1:3 basis swaps	$911	844	1,381
Interest rate swaps - floor income hedges	(8,304)	(7,033)	(3,137)
Interest rate swaps - hybrid debt hedges	(645)	(752)	—
Cross-currency interest rate swaps	(146)	(162)	2,109
Other	—	(9)	(126)
Total settlements - (expense) income	$(8,184)	(7,112)	227

Student Loans Receivable

The table below outlines the components of the Company’s student loan portfolio:

	As of	As of	As of
	March 31, 2013	December 31, 2012	March 31, 2012
Federally insured loans:
Stafford and other	$7,145,693	7,261,114	7,257,986
Consolidation	17,852,598	17,708,732	16,623,497
Total	24,998,291	24,969,846	23,881,483
Non-federally insured loans	32,306	26,034	24,825
	25,030,597	24,995,880	23,906,308
Loan discount, net of unamortized loan premiums and deferred origination costs	(95,872)	(113,357)	(21,041)
Allowance for loan losses – federally insured loans	(37,913)	(40,120)	(36,783)
Allowance for loan losses – non-federally insured loans	(11,496)	(11,782)	(11,652)
	$24,885,316	24,830,621	23,836,832
Allowance for federally insured loans as a percentage of such loans	0.15%	0.16%	0.15%
Allowance for non-federally insured loans as a percentage of such loans	35.59%	45.26%	46.94%

Student Loan Spread

The following table analyzes the student loan spread on the Company’s portfolio of student loans, which represents the spread between the yield earned on student loan assets and the costs of the liabilities and derivative instruments used to fund those assets.

	Three months ended
	March 31, 2013	December 31, 2012	March 31, 2012
Variable student loan yield, gross	2.57%	2.61%	2.63%
Consolidation rebate fees	(0.77)	(0.76)	(0.75)
Premium and deferred origination costs amortization, net of discount accretion	0.03	0.03	(0.02)
Variable student loan yield, net	1.83	1.88	1.86
Student loan cost of funds - interest expense	(0.93)	(1.05)	(1.13)
Student loan cost of funds - derivative settlements	0.01	0.01	0.06
Variable student loan spread	0.91	0.84	0.79
Fixed rate floor income, net of settlements on derivatives	0.59	0.60	0.64
Core student loan spread	1.50%	1.44%	1.43%

Average balance of student loans	$24,781,426	23,766,653	24,118,892
Average balance of debt outstanding	24,823,397	24,086,770	24,236,068

A trend analysis of the Company's core and variable student loan spreads is summarized below.

(a)
The interest earned on the majority of the Company's FFELP student loan assets is indexed to the one-month LIBOR rate.  The Company funds the majority of its assets with three-month LIBOR indexed floating rate securities.  The relationship between the indices in which the Company earns interest on its loans and funds such loans has a significant impact on student loan spread.  This table (the right axis) shows the difference between the Company's liability base rate and the one-month LIBOR rate by quarter.

The primary difference between variable student loan spread and core student loan spread is fixed rate floor income, net of settlements on derivatives.  A summary of fixed rate floor income and its contribution to core student spread follows:

	Three months ended
	March 31, 2013	December 31, 2012	March 31, 2012
Fixed rate floor income, gross	$44,020	42,566	41,229
Derivative settlements (a)	(8,304)	(7,033)	(3,137)
Fixed rate floor income, net	$35,716	35,533	38,092
Fixed rate floor income contribution to spread, net	0.59%	0.60%	0.64%

(a)	Includes settlement payments on derivatives used to hedge student loans earning fixed rate floor income.

Fixed Rate Floor Income

The following table shows the Company’s student loan assets that are earning fixed rate floor income as of March 31, 2013:

	Borrower/	Estimated
Fixed	lender	variable
interest	weighted	conversion	Loan
rate range	average yield	rate (a)	Balance
< 3.0%	2.87%	0.23%	$1,774,244
3.0 - 3.49%	3.20%	0.56%	2,135,857
3.5 - 3.99%	3.65%	1.01%	1,966,530
4.0 - 4.49%	4.20%	1.56%	1,481,191
4.5 - 4.99%	4.72%	2.08%	847,821
5.0 - 5.49%	5.24%	2.60%	582,433
5.5 - 5.99%	5.67%	3.03%	353,305
6.0 - 6.49%	6.18%	3.54%	410,869
6.5 - 6.99%	6.70%	4.06%	374,500
7.0 - 7.49%	7.17%	4.53%	153,030
7.5 - 7.99%	7.71%	5.07%	262,675
8.0 - 8.99%	8.17%	5.53%	614,211
> 9.0%	9.05%	6.41%	290,149
			$11,246,815

(a)
The estimated variable conversion rate is the estimated short-term interest rate at which loans would convert to a variable rate. As of March 31, 2013, the weighted average estimated variable conversion rate was 1.82%. As of March 31, 2013, the short-term interest rate was 21 basis points.

The following table summarizes the outstanding derivative instruments as of March 31, 2013 used by the Company to hedge loans earning fixed rate floor income.

	Notional amount	Weighted average fixed rate paid by the Company (a)
Maturity
2013	$3,150,000	0.71%
2014	1,750,000	0.71
2015	1,100,000	0.89
2016	750,000	0.85
2017	750,000	0.99
	$7,500,000	0.78%

(a)	For all interest rate derivatives, the Company receives discrete three-month LIBOR.

Future Cash Flow from Portfolio

The majority of the Company’s portfolio of student loans is funded in asset-backed securitizations that are structured to substantially match the maturity of the funded assets, thereby minimizing liquidity risk. In addition, due to (i) the difference between the yield the Company receives on the loans and cost of financing within these transactions, and (ii) the servicing and administration fees the Company earns from these transactions, the Company has created a portfolio that will generate earnings and significant cash flow over the life of these transactions.

As of March 31, 2013, based on cash flow models developed to reflect management’s current estimate of, among other factors, prepayments, defaults, deferment, forbearance, and interest rates, the Company currently expects future undiscounted cash flows from its portfolio to be approximately $2.11 billion as detailed below.  The $2.11 billion includes approximately $465.9 million (as of March 31, 2013) of overcollateralization included in the asset-backed securitizations.  These excess net asset positions are reflected variously in the following balances in the consolidated balance sheet:  "student loans receivable," "restricted cash and investments," and "accrued interest receivable."

The forecasted cash flow presented below includes all loans funded in asset-backed securitizations as of March 31, 2013.  As of March 31, 2013, the Company had $23.0 billion of loans included in asset-backed securitizations, which represented 92.1 percent of its total FFELP student loan portfolio. The forecasted cash flow does not include cash flows that the Company expects to receive related to loans funded in its warehouse facilities or loans acquired subsequent to March 31, 2013.

FFELP Asset-backed Securitization Cash Flow Forecast - $2.11 billion
(dollars in millions)

$300
$250
$200
$150
$100
$50
$-
$205
$270
$215
$160
$125
$95
$90
$160
$205
$190
$110
$35
$40
$80
$130
2013 (Q2-Q4)
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027 and after

The Company uses various assumptions, including prepayments and future interest rates, when preparing its cash flow forecast.  These assumptions are further discussed below.

Prepayments:  The primary variable in establishing a life of loan estimate is the level and timing of prepayments. Prepayment rates equal the amount of loans that prepay annually as a percentage of the beginning of period balance, net of scheduled principal payments.  A number of factors can affect estimated prepayment rates, including the level of consolidation activity and default rates.  Should any of these factors change, management may revise its assumptions, which in turn would impact the projected future cash flow. The Company’s cash flow forecast above assumes prepayment rates that are generally consistent with those utilized in the Company’s recent asset-backed securities transactions. If management used a prepayment rate assumption two times greater than what was used to forecast the cash flow, the cash flow forecast would be reduced by approximately $220 million to $280 million.

Interest rates:  The Company funds the majority of its student loans with three-month LIBOR indexed floating rate securities.  Meanwhile, the interest earned on the Company’s student loan assets are indexed primarily to a one-month LIBOR rate.  The different interest rate characteristics of the Company’s loan assets and liabilities funding these assets result in basis risk.  The Company’s cash flow forecast assumes three-month LIBOR will exceed one-month LIBOR by 12 basis points for the life of the portfolio, which approximates the historical relationship between these indices.  If the forecast is computed assuming a spread of 24 basis points between three-month and one-month LIBOR for the life of the portfolio, the cash flow forecast would be reduced by approximately $90 million to $130 million.

The Company uses the current forward interest rate yield curve to forecast cash flows.  A change in the forward interest rate curve would impact the future cash flows generated from the portfolio.  An increase in future interest rates will reduce the amount of fixed rate floor income the Company is currently receiving.  The Company attempts to mitigate the impact of a rise in short-term rates by hedging interest rate risks. As of March 31, 2013, the net fair value of the Company’s interest rate derivatives used to hedge loans earning fixed rate floor income was a liability of $36.5 million.